UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): May 19, 2005

                            ALEXANDER & BALDWIN, INC.
             (Exact name of registrant as specified in its charter)


           Hawaii                          0-565                99-0032630
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(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
-------------------------------   ------------------------   ----------------
       incorporation)                                        Identification No.)
       --------------                                        -------------------

                       822 Bishop Street, P. O. Box 3440
                            Honolulu, Hawaii 96801
                            ----------------------
              (Address of principal executive office and zip code)

                                 (808) 525-6611
                                 --------------
              (Registrant's telephone number, including area code)

                                  Not Applicable
                                  --------------
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

 _
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 _
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 _
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 _
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.
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         On May 19, 2005, Matson Navigation Company, Inc. ("Matson"), a
wholly-owned subsidiary of Alexander & Baldwin, Inc., entered into an Amended and Restated Note Agreement (the "Agreement") with The Prudential Insurance Company of America and Pruco Life Insurance Company (collectively and individually "Prudential") for $120 million, attached hereto as Exhibit 10.1. The Agreement amends and supersedes Matson's $65 million private shelf agreement with Prudential that would have expired in July 2007 against which $15 million had been drawn and remained outstanding as of the date of the Agreement.

         Included in the Agreement are Series A and Series B notes. Series A comprises a previously drawn $15 million note and Series B comprises 15-year term notes of $105 million. Both the Series A and Series B notes are secured by a containership, the MV Manulani, which was delivered to Matson on May 19, 2005.

         The MV Manulani is the first of two containerships that Matson, in February 2005, agreed to purchase from the Kvaerner Philadelphia Shipyard, Inc. ("Kvaerner") at a price of $144.4 million each. The Kvaerner contracts were described in the Company's Form 8-K dated February 24, 2005 and filed with the Securities and Exchange Commission on February 25, 2005.

         The $15 million Series A note carries interest at 4.31 percent, has annual principal maturities of $2 million in each of 2005, 2006 and 2007 and $3 million in each of 2008, 2009 and 2010, and matures on August 19, 2010. The interest rate and principal maturities are unchanged from the original issue, but the previously unsecured loan is now secured by the MV Manulani and the financial covenants have been conformed to the new Agreement.

         The $105 million Series B notes carry interest at 4.79 percent, have thirty equal semi-annual principal payments of $3.5 million commencing on November 19, 2005 and have a final maturity date of May 19, 2020. The entire $105 million was funded on May 19, 2005, concurrent with the delivery of the MV Manulani to Matson.

         The principal financial covenants contained in the Agreement include:

         (a) A requirement that Matson maintain a minimum net worth at the greater of $250 million or 65% of its net worth at the end of the prior fiscal year.
         (b)    Matson's working capital must remain positive.
         (c) Matson may not make restricted payments, which include dividends, if a default or event of default exists or would exist after giving effect to the restricted payment.
         (d)    Matson's funded debt to consolidated net worth may not exceed
                200%.

         Prepayment of the Series A and Series B notes may be made in whole or in part at par plus a yield maintenance premium at the treasury rate corresponding to the average remaining maturity, plus 50 basis points. The Agreement allows Prudential to place all or portions of the notes with other lenders and requires the prepayment of the notes upon the sale or casualty of the MV Manulani.

         The Agreement is secured by a First Preferred Ship Mortgage made by Matson in favor of Prudential, attached hereto as Exhibit 10.2.

         Alexander & Baldwin also has other term loans with Prudential that as of May 19, 2005 totaled $115,357,000. These loans carried interest rates ranging from 4.1% to 7.57% and have maturities through July 2012. This amount does not include the $15 million Series A note discussed above.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an
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Off-Balance Sheet Arrangement of a Registrant
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         The information set forth under Item 1.01 is incorporated herein by reference.


Item 9.01 Financial Statements and Exhibits
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         (c)      Exhibits

                  10.1 Amended and Restated Note Agreement dated May 19, 2005 among Matson Navigation Company, Inc. and Prudential Capital Corporation.

                  10.2     First Preferred Ship Mortgage.



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                              SIGNATURE
                              ---------


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 19, 2005


                                 ALEXANDER & BALDWIN, INC.


                                 /s/ Christopher J. Benjamin
                                 ---------------------------------
                                 Christopher J. Benjamin
                                 Vice President and Chief Financial Officer